Commonwealth Biotechnologies, Inc. Announces Third Quarter Results:

Continues Triple-Digit Growth in Revenues of $2.97 Million, Signed New

Contracts Worth Over $4.3 Million

RICHMOND, Va.—(BUSINESS WIRE)—Commonwealth Biotechnologies, Inc. (NASDAQ:CBTE) today announced results for its third quarter ended September 30, 2007. Revenues for the third quarter were $2.97M, an increase of 104 percent over $1.46M for 2006. While earnings losses totaled $1.63M for the third quarter and $1.93M year to date, management believes that these results may not present the complete picture of CBTE’s operating performance because of a number of one-time expenses following CBTE’s recent acquisition of Tripos Discovery Research Ltd (“TDR”), including payment of $0.35M in value added tax expenses associated with the sale of the TDR building, $0.19M in R&D costs to re-stock depleted inventory, $0.1M in new marketing initiatives and $0.2M in increased equipment lease expenses. Management believes that CBTE is well positioned for positive future revenue and earnings results, with over $4.3M in new major contracts signed in the third quarter alone. “We’re pleased that the strategy to achieve growth is beginning to pay off,” said Paul D’Sylva, Chief Executive Officer of CBTE. “The high level of new contract signings bodes well for the future. CBTE’s strategy is to expand upon its results to date by driving sales and marketing efforts in key product areas with a focus on margin growth, targeted investments in complementary platform technologies and businesses, and the continued recognition of synergies from the acquisitions of Mimotopes and TDR.”

Highlights for the quarter include:

•	New major contracts during the quarter worth more than $4.3M;

•	New biomarker program valued at over $0.5M with private sector company;

•	New classified research programs valued at $0.5M;

•	Paternity contracts with municipal authority valued at $1.2M;

•	Sales of lead target compounds valued at $0.31M;

•	Sale of compound libraries valued at $0.73M.

Discussion of Results

In the third quarter of 2007, revenues from continuing operations increased 104 percent over the prior year, driven by CBTE’s acquisitions of Mimotopes and TDR. Net loss was $1.6M for the third quarter of 2007 as compared to loss $0.39M for the third quarter of 2006. The increase in net losses was primarily due to an increase in expenses following the acquisition of TDR as follows:

•	$0.19M in R&D costs to re-stock depleted inventory;

•	$0.35M in value added tax expenses associated with the sale of the TDR building;

•	$0.1M in new marketing initiatives; and

•	$0.2M in increased equipment lease expenses.

Beyond these one-time costs, CBTE’s earnings were adversely affected by a delay in the commencement of key projects, lower revenues from government contracts and a weak U.S.

dollar, which put pressure on U.S. sales for Mimotopes and TDR. However, management believes that the earnings outlook across the CBTE Group of Companies is strong as one-time acquisition costs are concluded, cross training of the combined sales team is completed and revenues continue to rise in line with expectations. Based on the value of new contracts signed in the third quarter of 2007 and level of current sales activity, management believes that the CBTE Group of Companies is well positioned for increased growth in the fourth quarter of 2007 and beyond.

Market Dynamics

Expenditures for R&D outsourcing exceeded $5 billion in 2006 (PhRMA, 2007) and is expected to grow by between 15% and 18% per annum until 2010 (Kalorama Information). R&D outsourcing is increasingly being adopted by pharmaceutical and biotechnology companies, with over 70% of these companies now outsourcing part or all of their R&D activities. Despite increased competition from low-cost territories such as China, concerns over production standards and quality is driving a flight to quality providers. With a history and tradition of price competitive and high quality service and product delivery, management believes that the CBTE Group of Companies is well positioned in this expanding market. In 2007, CBTE’s combined sales force won business from 7 of the 10 largest global pharmaceutical companies.

About CBTE

The CBTE Group of Companies offers cutting-edge R&D products and services to the global life sciences industry. CBTE now operates four distinct business units: (1) CBI Services, a discovery phase contract research organization with a major emphasis in biodefense contracting; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty, Ltd, Melbourne, Australia, a peptide and discovery chemistry business; and (4) Tripos Discovery Research, Ltd, Bude, UK, a medicinal and synthetic discovery chemistry business. Collectively, the CBTE Group of Companies employs over 120 staff in world-class laboratories. For more information, visit CBTE on the web at www.cbi-biotech.com.

Forward looking statements

This announcement contains statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. CBTE cautions investors that any forward-looking statements presented in this report, or which management may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond CBTE’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected by the forward-looking statements. CBTE cautions you that while forward-looking statements reflect good-faith beliefs when made, they are not guarantees of future performance and are affected by actual events when they occur after CBTE makes such statements. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause CBTE’s actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	CBTE may not receive all fees anticipated under existing contracts;

•	Adverse economic conditions may result in the cancellation of future requests for proposals;

•	CBTE may not successfully acquire new private or public sector projects;

•	CBTE may not recognize all revenues attributable to uncompleted projects;

•	CBTE’s customers may terminate or delay their contracts prior to their completion;

•	CBTE may not see positive trends in financial performance; and

•	the other risk factors identified in CBTE’s most recently filed Annual Report on Form 10-KSB, including those described under the caption “Risk Factors.”

The risks set forth above are not exhaustive. Other sections of this report may include additional factors that could adversely affect CBTE’s business and financial performance. Moreover, CBTE operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can it assess the impact of all risk factors on CBTE’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to CBTE’s most recent Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB for future periods and reports on Form 8-K as CBTE files them with the SEC, and to other materials CBTE may furnish to the public from time to time, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. CBTE expressly disclaims any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this report.

Contacts:

Commonwealth Biotechnologies, Inc.

Dr. Paul D’Sylva

CEO

858-550-0959 Ext 106